EXCEPT WITH THE PRIOR WRITTEN CONSENT OF INTELLECT CAPITAL GROUP, LLC,
THIS PROMISSORY NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, GIFTED OR OTHERWISE
                           TRANSFERRED OR DISPOSED OF.


                                 PROMISSORY NOTE

$275,000                                                          May  18,  2000


     1. FOR VALUE RECEIVED, the undersigned, PHOTOLOFT.COM, INC., a Nevada corporation (the "Borrower"), promises to pay to the order of Intellect Capital
                   --------
Group,  LLC,  a  Delaware  limited liability company (the "Lender"), at Lender's
                                                           ------
address at 11111 Santa Monica Blvd., Suite 650, Los Angeles, California 90025 or at such other address as Lender may designate in writing to the Borrower, the principal sum of Two Hundred Seventy-Five Thousand and No/100 dollars ($275,000.00) at an interest rate of 10.0% per annum, calculated quarterly.

2. The entire outstanding principal balance on this Promissory Note and all interest accrued thereon shall be due and payable in a balloon payment at any time upon written demand delivered by Lender to Borrower, which demand shall provide Borrower with three (3) business days' notice that such amounts are immediately due and payable.

3. Payments of both principal and interest are to be made in lawful money of the United States of America in same-day or immediately available funds to the account designated by Lender in its demand notice delivered in accordance with paragraph 2 hereof.

4. This Promissory Note is a senior obligation of the Borrower, ranking in greater priority over any general creditors of the Borrower.

     5. In accordance with, and pursuant to, the terms and provisions of that certain Loan and Security Agreement of even date herewith ("Loan Agreement"), this Promissory Note is a secured obligation of the Borrower.

6. If (a) Lender retains an attorney to collect, enforce or defend this Promissory Note, or (b) Lender shall become a party, either as plaintiff or defendant, in any suit or legal proceeding in relation to the indebtedness hereunder, or (c) Borrower is the subject of any bankruptcy proceeding, or (d) Borrower or anyone claiming by, through or under Borrower, sues Lender in connection with this Promissory Note and does not prevail against Lender, then in the case of any such event, Borrower agrees to pay Lender in addition to principal and interest due hereon, all reasonable costs and expenses incurred by Lender in connection with such collection, enforcement, defense, suit or proceeding, including reasonable attorneys' fees.

7. All parties hereto, whether as borrowers, lenders, makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

8. Borrower's obligations under this Promissory Note are absolute, unconditional and not dependent or conditioned in any way upon any other agreements (except for the Loan Agreement) or circumstances that might, but for the intent expressed in this Section, constitute a defense to Borrower's obligations hereunder. Time is of the essence in this Promissory Note.


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THIS PROMISSORY NOTE HAS BEEN DELIVERED IN LOS ANGELES, CALIFORNIA, AND SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.



                          PHOTOLOFT.COM,  INC.

                          By:  /S/  Jack Marshall
                              ------------------------------------
                          Title:  CEO
                                 ---------------------------------


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